As filed with the Securities and Exchange Commission on May 22, 2014
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933
________________
The Interpublic Group of Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	13-1024020
(States or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1114 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices) (zip code)

The Interpublic Group 2014 Performance Incentive Plan
(Full title of the plan)

Andrew Bonzani, Esq.
Senior Vice President, General Counsel and Secretary
The Interpublic Group of Companies, Inc.
1114 Avenue of the Americas
New York, NY 10036
(212) 704-1231
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jordan A. Messinger, Esq.
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
(212) 728-8799

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to Be	Offering Price per	Aggregate Offering	Amount of
of Securities to Be Registered	Registered	Share	Price	Registration Fee
Common Stock, par value $0.10 per share	34,500,000 (1)	$17.81 (2)	$614,445,000(2)	$79,140.52

DC: 2091429-1

(1) The aggregate number of shares of Common Stock that may be issued under The Interpublic Group 2014 Performance Incentive Plan (the “2014 Plan”) consist of (i) 28,750,000 reserved for issuance under the 2014 Plan and (ii) 5,750,000 shares of Common Stock reserved for issuance under prior performance incentive plans of the Company (the Prior Plans”), which were previously registered on the Registration Statement on Form S-8, File No. 333-159546, filed by the registrant on May 28, 2009 (the “2009 Registration Statement”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of Common Stock.
(2) Calculated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low sales prices per share of the Common Stock on May 19, 2014, as reported by the New York Stock Exchange.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The Interpublic Group of Companies, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed (under Commission File Number 001-06686) with the Securities and Exchange Commission (the “Commission”):

•	The Annual Report on Form 10-K of the Registrant for the year ended December 31, 2013, filed on February 24, 2014 (Film Number 14635580);

•	The Quarterly Report on Form 10-Q of the Registrant for the quarterly period ended March 31, 2014, filed on April 23, 2014 (Film Number 14777489);

•
The Current Reports on Form 8-K of the Registrant filed on February 14, 2014 (Film Number 14612687), February 18, 2014 (Film Number 14621529), April 1, 2014 (Film Number 14732054), April 3, 2014 (Film Number 14743091), April 22, 2014 (Film Number 14775462), April 23, 2014 (Film Number 14777492) and May 5, 2014 (Film Number 14811934);

•
The description of the shares of Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed on June 29, 1971, and October 8, 1975, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report subsequently filed for the purpose of updating the description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The consolidated financial statements and the attestation report of PricewaterhouseCoopers LLP on the Company’s internal control over financial reporting as of December 31, 2013 (which is included in the “Report of Independent Registered Accounting Firm” set forth in Item 8 of the Annual Report on Form 10-K of the Registrant for the year ended December 31, 2013) incorporated in this Registration Statement by reference to said Annual Report on Form 10-K of the Registrant, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Item 4.     Description of Securities.

Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

Andrew Bonzani, Senior Vice President, General Counsel and Secretary of the Registrant, has rendered the opinion filed herewith as to the legality of the shares of the Common Stock being registered pursuant to this Registration Statement. As of May 22, 2014, Mr. Bonzani owned 18,445 shares of Common Stock, some of which have restrictions on their sale or transfer.

Item 6.     Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision may not eliminate or limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Article 12 of the Registrant’s Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or the limitation thereof is not permitted under the DGCL.

Under Section 145 of the DGCL, a corporation is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation), by reason of the fact that the person is or was an officer, director, employee or agent of the corporation or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (2) in the case of a criminal proceeding, the person had no reasonable cause to believe that his conduct was unlawful.

A corporation also is permitted to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor by reason of the fact that the person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no such indemnification is permitted with respect to any claim, issue or matter as to which the person is found liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper.

A corporation must indemnify any present or former director or officer of the corporation who is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, against expenses actually and reasonably incurred by such person. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

The Registrant’s By-laws contain specific authority for indemnification by the Registrant of current or former directors, officers, employees or agents of the Registrant on terms that have been derived from Section 145 of the DGCL.

Item 7.     Exemption from Registration Claimed.

Not Applicable.

Item 8.     Exhibits.

Exhibit Number	Description
4.1
Restated Certificate of Incorporation of the Registrant dated as of October 24, 2013 (incorporated herein by reference to Exhibit 3(i)(2) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)

4.2
By-laws of the Registrant, as amended and restated through October 24, 2013 (incorporated herein by reference to Exhibit 3(ii) to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013)

4.4
The Interpublic Group 2014 Performance Incentive Plan (incorporated herein by reference to Appendix A to the Registrant’s Proxy Statement for its 2014 Annual Meeting included as part of Schedule 14A filed April 11, 2014)

5.1	Opinion of Andrew Bonzani (filed herewith)
23.1	Consent of Andrew Bonzani (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1	Power of Attorney of Directors of the Registrant (included on signature page)

Item 9.     Undertakings.
(1)    The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)     to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)     to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 22, 2014.

THE INTERPUBLIC GROUP OF COMPANIES

By:	/s/ Andrew Bonzani
Andrew Bonzani
Senior Vice President, General Counsel and Secretary

Known all men by these presents, that each individual whose signature appears below constitutes and appoints Andrew Bonzani and Frank Mergenthaler and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, (i) to act on, sign and file with the Securities and Exchange Commission (the “Commission”) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 (the “Registration Statement”), together with all schedules and exhibits thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), together with all schedules and exhibits thereto, (ii) to act on, sign and file with the Commission or any state securities commission or regulatory agency all such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection with this registration statement and any amendments thereto, and (iii) to take any and all other actions that may be necessary or appropriate to effect the registration of the shares pursuant to this Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
_/s/ Michael I. Roth_______ Michael I. Roth	Chairman of the Board and Chief Executive Officer (principal executive officer)	May 22, 2014
_/s/ Frank Mergenthaler____ Frank Mergenthaler	Executive Vice President and Chief Financial Officer (principal financial officer)	May 22, 2014

Signature	Title	Date
_/s/ Christopher F. Carroll_____ Christopher F. Carroll	Senior Vice President, Controller and Chief Accounting Officer (principal accounting officer)	May 22, 2014
/s/ Jocelyn Carter-Miller ___ Jocelyn Carter-Miller	Director	May 22, 2014
/s/ Jill M. Considine_________ Jill M. Considine	Director	May 22, 2014
/s/ Richard A. Goldstein_____ Richard A. Goldstein	Director	May 22, 2014
/s/ H. John Greeniaus_______ H. John Greeniaus	Director	May 22, 2014
/s/ Mary J. Steele Guilfoile___ Mary J. Steele Guilfoile	Director	May 22, 2014
/s/ Dawn Hudson _ Dawn Hudson	Director	May 22, 2014
/s/ William T. Kerr _ William T. Kerr	Director	May 22, 2014
/s/ David M. Thomas_______ David M. Thomas	Director	May 22, 2014

Index to Exhibits

Exhibit Number	Description
5.1	Opinion of Andrew Bonzani (filed herewith)
23.1	Consent of Andrew Bonzani (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm (filed herewith)
24.1	Power of Attorney of Directors of the Registrant (included on signature page)